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                                                                  EXHIBIT 10.58



Gestion Immobiliere Ges-Mar Inc.
2430 boul. Marcel-Laurin
St-Laurent, Qc
H4R 1J9

ATTENTION : MR. BERNARD COTE

SUBJECT : CHALLENGER INDUSTRIAL PARK
         BUILDING C1
         6050-6100 HENRI-BOURASSA WEST, ST-LAURENT

Dear Mr. Cote:

We understand that the property noted above is for rent by yourselves, Gestion Immobiliere Ges-Mar Inc. acting on behalf of Bombardier Inc., Services Immobiliers (the "LESSOR"). Les Entreprises H-Power du Canada Inc. (the "LESSEE"), by this Offer to Lease (the "OFFER"), proposes to lease premises in the above referenced property on the terms and conditions described below.


1.   LEASED PREMISES

1.1 The leased premises shall have a rentable area of approximately 27,691 square feet, comprised of 10,741 sq.ft of ground floor warehouse, 5,000 sq.ft. of ground floor laboratory 5,195 sq.ft. of ground floor office (underneath the mezzanine), and 6,755 sq.ft. of mezzanine offices (the "LEASED PREMISES");

1.2 The Leased Premises are outlined in red on the plan attached hereto as Schedule A, and they form part of a recently erected building known as building C1 of the Challenger Industrial Park bearing civic numbers 6050-6100 Henri-Bourassa West, in the City of Saint-Laurent, Province of Quebec, H4R 3A6 (the "BUILDING").

1.3 The Leased Premises shall be measured before the Commencement Date by the Lessor at its cost in accordance with the standards of measurement attached hereto as Schedule A-1 and the Lessee will receive a certificate from an independent professional attesting to the exact rentable area of the Leased Premises and all rent dependent upon the rentable area of the Leased Premises will be adjusted accordingly. The Lessee may, at its own cost, have the rentable area of the Leased Premises measured by an independent architect agreed upon by the Lessor and the Lessee and any discrepancy shall be resolved by this architect, acting in a reasonable and professional manner.

2.   TERM

2.1 The term of the Lease (the "TERM") shall be for TEN (10) years, which shall commence, subject to the other provisions of this Offer, on June 1st 2001 (the "COMMENCEMENT Date") and shall terminate on May 31st, 2011 (the "EXPIRY DATE").

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3.   OCCUPANCY DATE AND FIXTURING PERIOD

3.1 The Lessee shall have occupancy of the Leased Premises no later than April 1st 2001 (the "OCCUPANCY DATE"), and shall enjoy a fixturing period (the "FIXTURING PERIOD") until the Commencement Date, during which the Lessee shall perform the Lessee's work on the Leased Premises;

3.2 During the Fixturing Period, the Lessee shall pay for its consumption of public utilities to the appropriate authority, and all terms of this Offer shall apply, subject to Section 5.2 hereinbelow.

4.   USE OF THE LEASED PREMISES

4.1 The Leased Premises shall be used as offices, laboratories, light manufacturing and warehousing space involving the design, assembly, and sale of fuel cell systems and any other purpose permitted by the applicable laws and regulations, and for no other purpose.

     The Lessor warrants that usage 4032-04, which is the usage registered for Lessee's premises at 1069 Begin Street in St-Laurent, is permitted in the Building.

5.   NET RENT

5.1 The Lessee covenants and agrees to pay to the Lessor in lawful money of Canada without deduction abatement or set off, save as otherwise provided for in this Offer, the Lease or at law, an annual net rent of (the "NET RENT"):

        5.1.1 For the first five (5) years of the Term (for the period between June 1st 2001 and May 31st, 2006), nine dollars and fifty cents ($9.50) per square foot of rentable area of the Leased Premises representing the annual sum of net rent of two hundred and sixty-three thousand and sixty-four dollars and fifty cents ($263,064.50) payable in equal and consecutive monthly installments on the first day of each month of the Term of twenty-one thousand nine hundred and twenty-two dollars and four cents ($21,922.04);

        5.1.2 For the last five (5) years of the Term (for the period between June 1st, 2006 and May 31st, 2011), eleven dollars ($11.00) per square foot of rentable area of the Leased Premises representing the annual sum of net rent of three hundred and four thousand and six hundred and one dollars ($304,601.00) payable in equal and consecutive monthly installments on the first day of each month of the term of twenty-five thousand and three hundred and eighty-three dollars and forty-two cents ($25,383.42).

5.2 The Lessee shall not be required to pay to the Lessor the net rent and its share of additional rental for the duration of the Fixturing Period, but shall remain liable for all other obligations under this Offer during said period.

6.   ADDITIONAL RENTAL

6.1 It is intended that the rent provided for in this Offer shall be a net return of the Lessor for the Term, free of any and all costs, expenses of any nature whatsoever, taxes and charges with respect to the Leased Premises, other than any income or profit taxes which may be levied against the Lessor and

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     any interest or amortization charges of Lessor in respect of mortgages or hypothecs, and other than those costs, expenses, taxes and charges that are otherwise excluded in this Offer or the Lease.

6.2 The Lessee shall pay as additional rental (the "ADDITIONAL RENTAL") to the Lessor, its Proportionate Share (proportion that the rentable area of the Leased Premises bears to the total rentable area of the Building) and/or its Fair Share (as hereinafter defined) of all expenses actually incurred by the Lessor, without duplication or profit, in connection with operation, administration, insurance, repair, replacement (excluding latent or structural defects) and maintenance of the Building (the "OPERATING Expenses") and all taxes, including municipal, school, real estate, water, special taxes, any value-added tax on rental income and all other taxes or charges that may be levied by any government or any applicable taxing authority (the "Taxes"), but expressly excluding any tax on capital or large corporation tax.

     For the purposes hereof, the defined term "FAIR SHARE" shall mean the proportion as determined by the Lessor, acting reasonably and in good faith and explained in detail in the annual financial statements confirming the Operating Expenses.

     For 2001, the Lessee's Proportionate Share and Fair Share of Taxes and Operating Expenses is estimated at three dollars ($3.00) per square foot of rentable area of the Leased Premises.

6.3 Notwithstanding anything to the contrary contained in this Offer, the Lease shall exclude as an expense any refinancing of the Building or real estate on which it is located, replacement or painting of the Buildings curtain wall, or any loss or damage to the Building due to any hazard or peril against which the Lessor is or ought to have been insured. Furthermore, there shall be excluded or deducted from Operating Expenses, as the case may be,:

     6.3.1 any costs relating to the original construction of the Building and the costs of remedying construction inadequacies;

     6.3.2 all amounts that otherwise would be included which are the responsibility of other tenants in the Building or which are recovered or are recoverable by the Lessor from other tenants in the Building or any other person whatsoever as a result of any act, omission, default or negligence of such tenants or other persons;

     6.3.3  the cost of advertising in respect of the Building;

     6.3.4 repairs to the footings, foundations, structural columns and beams, structural sub-floors, bearing walls, exterior walls and windows, roofs of the Building and other parts of the structure of the Building (provided such repair was not caused by or contributed to by the Lessee);

     6.3.5 leasing commissions incurred with respect to the leasing of space in the Building;

     6.3.6 any amounts paid by the Lessor as interest, fines or penalties as a result of a breach of law by the Lessor with respect to the Building (provided such breach was not caused by or contributed to by the Lessee);

     6.3.7  tenant inducement payments and rent-free periods;

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     6.3.8  the cost of any renovations, improvements or betterments to the
            Building and all related costs which are capital in nature or attributed to the capital account of the Lessor in accordance with generally accepted accounting principles and any depreciation on the Building or on any structures located on the lands upon which the Building is situated, or on any equipment or fixtures, which by their nature do not require periodic repair and/or replacement. Nonetheless, the amortization of such costs which are incurred in order to maintain the quality of the Building and reduce the Operating Expenses (and which are not of an aesthetic or decorative nature) and which are capital in nature, over the useful life of such item plus the interest at the prime rate of Lessor's bank plus two percent (2%) on the unamortized portion of such cost, are part of the Operating Expenses;

     6.3.9 costs incurred in leasing premises in the Building to other tenants and the Lessee and the cost incurred in enforcing the leases of other tenants and the Lessee;

     6.3.10 the initial capital cost to the Lessor of all systems, services, equipment, fixtures or facilities or any part thereof servicing the Building;

     6.3.11 salaries of Lessor's employees above the level of Building management;

     6.3.12 costs relating to compliance with environmental laws (unless same are caused by the fault of the Lessee)

7.   PUBLIC UTILITIES AND LESSEE'S TAXES

7.1 The Lessee shall pay for its electricity, water, heat, gas, telephone, and all public utilities and other services with respect to the Leased Premises, directly to the suppliers from the Occupancy Date of the Leased Premises and/or at the Commencement Date of the Term, whichever is earlier. The Lessor confirms that all such utilities and services (other than telephone, for which the Lessee is responsible) shall be separately metered as regards the Leased Premises, the cost of installing such meters to be the sole responsibility of the Lessor.

8.   MAINTENANCE AND CLEANING OF LEASED PREMISES

8.1 The Lessee shall maintain and keep the Leased Premises and all improvements therein in good class condition as a careful tenant would do and effect all repairs and replacements, both major and minor (but expressly excluding any repairs to the structure of the Building or the Building systems, which shall be the responsibility of the Lessor and the expense thereof shall be dealt with in accordance with the provisions of this Offer and the Lease) to the Leased Premises and to the Lessee's facilities contained therein. The Lessee will use the Leased Premises with prudence and diligence and will keep the Leased Premises and all of the Lessee's improvements thereon in first class condition, reasonable wear and tear and damage by fire or other casualty excepted.

9.   LEASEHOLD IMPROVEMENTS

9.1 The Leased Premises will be taken by the Lessee "as is", which means that all costs incurred to build or make modifications to the Leased Premises will be taken out of the Allowance described below save and except for the construction of the demising wallsthe structure of the internal staircase, the build over of stairwells not required, the walls of the vestibule, and the access control,

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     video surveillance, fire alarm and centralized control for the HVAC systems described in Schedule B which shall be the Lessor's responsibility at Lessor's cost. The Lessor will provide four hundred fifty thousand dollars ($450,000.00) (the "ALLOWANCE") to the Lessee for the construction of Lessee's leasehold improvements in accordance with the building standards described in Schedule B annexed hereto or to a standard agreed upon by both Lessor and Lessee (the "LEASEHOLD IMPROVEMENTS"). The Lessor warrants that, as part of the Leasehold Improvements, the Lessee will be able to install an electrical entrance of 400 amperes at 600 volts, 3-phase. The Allowance will also be used to cover all the costs to be incurred for the relocation of the entrance door currently located between axis 5 and 6 to between axis 6 and 7, which costs are estimated at eight thousand five hundred dollars ($8,500.00). All costs incurred for Leasehold Improvements above the Allowance shall be paid by the Lessee to the Lessor immediately upon presentation of the bills. If the Lessee does not pay or give notice of objection within ten (10) days of their receipt the bills demonstrating the additional amount to be paid by the Lessee to the Lessor above the Allowance, the Lessor shall have the right to institute the appropriate legal proceedings to cancel the Offer or the Lease. In the case of the Lessee giving notice of objection, once satisfactory explanations have been provided by the Lessor, the Lessee must pay them within ten (10) days of their receipt the bills demonstrating the additional amount to be paid by the Lessee to the Lessor above the Allowance, the Lessor shall have the right to institute the appropriate legal proceedings to cancel the Offer or the Lease.

9.2 The Lessee shall supply plans and specifications signed by the appropriate professionals (architects and engineers) of its requirements, at its expense, within twenty-one (21) days following the acceptance of this Offer. Based on the plans the Lessor's general contractor, shall supply three (3) independent estimates for each sub-trade involved in the construction of the Leasehold Improvements, one of them being the estimate of a supplier designated by the Lessee. The Leasehold Improvements shall be effected by the Lessor, such work to be performed in consultation with the Lessee's designated overseer(s) (engineer and/or architect), prior to the Commencement Date. The cost of the Leasehold Improvements to go against the Allowance will be determined by calculating the total sum using the lowest quote for each sub-trade plus the general conditions, administration and profit of Lessor's general contractor, the whole not to exceed twelve percent (12%) of the applicable quote.

     At the expiry date of the Term, the Lessor shall have the option, acting in a reasonable and business-like manner, to ask the Lessee to either remove all or any portion of Lessee's Work, as defined below, (repairing any damage caused thereby) and return the Leased Premises in their original state, including the Leasehold Improvements, wear and tear excepted.

9.3 The Lessee undertakes to examine the Leased Premises at the time of delivery on the Occupancy Date and shall notify the Lessor in writing within thirty (30) days of said date of any apparent defect in the Leased Premises, and, in respect of any items that cannot be verified at the Occupancy Date as a result of the time of year the Leased Premises are delivered to the Lessee (e.g. air conditioning), within one hundred eighty
     (180) days from the Occupancy Date. The Lessor confirms that at the Occupancy Date, the Leased Premises shall comply with all applicable laws and regulations, and should same not be the case, then notwithstanding the occupancy of the Leased Premises by the Lessee, the Lessor shall remain responsible to effect all repairs required in order to ensure such conformity, the whole at its sole cost.

9.4 Notwithstanding the incompletion of the Lessor's work, the Leased Premises shall be deemed ready for delivery and the Occupancy Date shall become in effect so long as: (i) such incomplete work

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     does not, in the Lessee's opinion, significantly interfere with the use of the Leased Premises or the work that the Lessee must perform therein and
     (ii) the Lessor confirms to the Lessee that Lessor's work shall be completed within sixty (60) days thereafter.


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9.5  In the event that the Leasehold Improvements are not completed prior to the
     Occupancy Date for cause attributable solely to the Lessee, the Term shall in no case be affected. If the delay is attributable to the Lessor or force majeure, the Lessee shall not make any claim for damages, save for any of its property that may have been damaged as a result of the Lessor's fault. However, the Commencement Date of the Lease shall be deferred by the number of days equal to the number of days of delay.

9.6 The Lessee reserves the right, at a future date, based on its electrical requirements, to increase the Leased Premises' electrical capacity by bringing in additional amperage from the local hydro electric grid to the Leased Premises. This would be done in accordance with all local bylaws and regulations and conditions defined in Clause 10.

10.  LESSEE'S WORK


10.1 Following the completion of the Leasehold Improvements, Lessee shall not have the right to execute any changes, alterations, additions, erections, leasehold improvements, repairs and installations to the Leased Premises (the "Lessee's Work"), unless it has obtained Lessor's prior written consent, which consent shall not be unreasonably withheld or unduly delayed. In the event Lessor consents to such Lessee's Work, then Lessee undertakes to conform to the conditions stipulated hereunder.

     (i) Lessee's Work shall be carried out with reasonable dispatch and in a good workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning bylaws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises;

     (ii) The Building shall at all times be free of all pledges, registered legal hypothecs and any other encumbrances relating to the Lessee's Work;

     (iii) Lessee shall maintain Lessee's workmen's compensation insurance covering all persons employed in connection with the Lessee's Work and shall produce evidence of such insurance to Lessor and Lessee shall also maintain such general liability insurance for the protection of Lessor and Lessee upon the terms Lessor may reasonably require, as well as contractor's protective liability insurance. Lessee shall further comply with all of the rules of the CSST (Commission de la Sante et de la Securite au Travail du Quebec);

     (iv) Lessor shall be entitled to bid on the performance of the Lessee's Work, and the Lessee shall give serious consideration to such bid, so long as the cost is competitive;

     (v) Lessee shall promptly pay for all materials supplied and work done by or on its behalf in respect of the Leased Premises in order to ensure that no legal hypothec is registered against any portion of the Building. If a legal hypothec is registered or filed, the Lessee shall, within ten (10) days of receipt of written notice of its existence, discharge it at its expense, failing which the Lessor may, at its option, discharge the same by paying the amount claimed to be due into court and the amount so paid and all expenses of the Lessor including any judicial and extrajudicial costs and attorney's fees

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            incurred by the Lessor shall be paid by the Lessee to the Lessor within five (5) days after demand.

     It is agreed and understood that no Lessee's Work by or on behalf of Lessee shall be permitted which, in Lessor's sole reasonable judgement, may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises and/or the Building or diminish the value thereof or restrict or reduce Lessor's coverage for insurance purposes.

10.2 Lessor shall be entitled to inspect the Lessee's Work; the Lessee shall pay, in respect of any such inspection the fees of all architectural and engineering consultants and/or the cost of all construction drawings prepared to comply with the Lessee's requirements and/or for the cost of entering the information of such drawings on the original drawings of the Building plus an administration fee representing ten percent (10%) of such cost for Lessor's supervision, overhead and administration. Each time the Lessee does some Lessee's Work in the Leased Premises, even if Lessee's Work is less than twenty-five thousand dollars ($25,000.00) the Lessee shall pay for the cost of entering the information of such drawings on the original drawings of the Building, as the case maybe, plus an administration fee representing ten percent (10%) of such cost.

10.3 Any Lessee's Work made by the Lessee without the prior written consent of the Lessor, or which is not made in accordance with the design criteria and specifications approved by the Lessor, shall be removed by the Lessee immediately upon demand and the Leased Premises shall be restored to their previous condition by the Lessee, the whole at Lessee's cost, failing which the Lessor shall have the right to remove said Lessee's Work at Lessee's entire cost and Lessor shall not be responsible for damages to Lessee's property resulting from such removal.

10.4 Notwithstanding anything contained in this Article, in the event that the Lessee's Work affects the structure of the Building or its mechanical or electrical systems, same shall, should the Lessor so decide, be performed by the Lessor, provided always that the costs thereof shall be competitive.

     In the event that Lessor does not choose to execute said Lessee's Work and consents to having Lessee execute same, then Lessee shall furnish to Lessor plans and specifications showing in reasonably complete detail the Lessee's Work proposed to be carried out and the estimated cost thereof. Lessor shall approve or reject such plans and specifications within fifteen (15) days after receipt of the same. If such plans and specifications are approved, all Lessee's Work shall be carried out in compliance with same. Furthermore, in the case where Lessee is authorized to carry out said Lessee's Work, Lessee shall, at its cost, provide Lessor with an engineer's certificate upon completion of said Lessee's Work. Any costs reasonably incurred by Lessor in order to permit Lessor to approve or reject Lessee's plans and specifications plus an administration fee representing ten percent (10%) of such cost shall be reimbursed by Lessee immediately upon Lessor's request. In addition to the above, Lessee shall comply with all the conditions stipulated in 10.1 and 10.3 above.


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10.5 Notwithstanding anything contained in this Article, the Lessor confirms that should the Lessee's Work relate to decoration, painting or matters of a cosmetic or temporary nature not affecting the structure of the Building or its mechanical or electrical systems, the Lessee shall be entitled to perform same without the necessity of obtaining the prior written approval of the Lessor.

10.6 It is agreed and understood that when completed, all Lessee's Work shall be comprised in and form part of Leased Premises and be subject to all the provisions of the Lease. Furthermore, any authorization given by Lessor to Lessee to do any Lessee's Work in accordance with this Article, shall not relieve Lessee of its responsibility for the Lessee's Work in question.

11.  SIGN

11.1 All signs on the exterior walls of the Building shall be subject to the Lessor's approval, which shall not be unreasonably withheld or unduly delayed, which approval shall be obtained in writing. Upon approval, the costs of installation and dismantling will be at the sole expense of the Lessee. All such signs shall comply with the lawful requirements of municipal and governmental authorities and with Lessor's rules and regulations applicable to all lessees.

12.  SECURITY DEPOSIT

12.1 Upon waiver and/or acceptance, as the case may be, of the items outlined in Clause 14, the Lessee shall deliver to the Lessor a first cheque in the amount of two hundred and sixty-five thousand and four hundred and twenty-nine dollars and seventy-seven ($265,429.77), GST and QST included, as deposit, which shall be applied towards the payment of the net rent and the Lessee's Proportionate Share and Fair Share of the Taxes and Operating Expenses for the first two (2) months of the first four (4) lease years i.e. May and June 2001, May and June 2002, May and June 2003 and May and June 2004, with the balance, if any, to be applied towards the period commencing on July 1st, 2004 and terminating on July 30, 2004, or as it is to be otherwise dealt with in accordance with the terms of this Offer.

13.  OPTION TO RENEW

13.1 On the condition that the Lessee is not then in default of the Lease, and provided the Lessor receives written notice from the Lessee of its intention to renew no later than six (6) months prior to the expiration of this Lease, the Lessee shall have the right to renew the Lease for one (1) further period of five (5) years under the same terms and conditions, excluding the net rent, the allowance, the leasehold improvements, the security deposit, the option to renew and the right of first offer. The net rent will be the then current net rent for similar space in similar buildings in St-Laurent at the time of exercise of the option to renew. For the renewal, there will be no allowance, no leasehold improvements, no security deposit, no further option to renew.

[13.2 In the event that the Lessor and the Lessee shall be unable to agree upon the net rent to be paid during the renewal period referred to in 13.1 hereof within thirty (30) days from the Lessor's receipt of the Lessee's written notice referred to in 13.1 hereof, same shall be determined by binding arbitration in accordance with the provisions of the Code of Civil Procedure of Quebec.]


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14.  CONDITIONAL PERIOD

14.1 The Lessor shall have one (1) week from the date of acceptance of this Offer by both parties to verify and be entirely satisfied with the Lessee's credit / financial covenant. Should the Lessor not be satisfied with the Lessee's covenant, it shall have the right to: (A) ask for such guarantees from the Lessee as it may require, the furnishing of which shall be at the discretion of the Lessee (the Lessor having the right, after its receipt of the Lessee's response in respect of such request for guarantees, to either accept same or terminate its obligations under the present Offer which shall then become null and void and no further effect: or (B) terminate its obligations under the present Offer which shall then become null and void and no further effect.

15.  LEASE DOCUMENT

15.1 The Lessee and Lessor shall use their reasonable best efforts to execute, within forty-five (45) days following the waiver and/or acceptance, as the case may be, of the items outlined in Section 14 hereabove, a lease (the "LEASE") reflecting the terms and conditions of this Offer and other provisions as may be mutually agreed upon between the parties. The Lessor's standard form of lease for the Building, amended to reflect the terms and conditions of this Offer, shall be used as a starting point for such negotiations. The Lease shall contain, INTER ALIA, waivers of subrogation, cross-liability and severability of interests clauses from each party to the other, and the undertaking of Lessor to obtain a non-disturbance agreement from any third party having a hypothec, underlying lease or any security interest in the Building. Until such time as the Lease is signed, this Offer shall constitute a valid and binding agreement of lease between the Lessor and the Lessee. In no event shall the non-execution of the Lease entitle either party to refuse to respect its obligations and covenants as set out in this Offer.

16.  INSURANCE

16.1 The Lessee shall, at its own expense, during the Term, take out and keep in force comprehensive public liability and property damage insurance of the mutual benefit of the Lessee and the Lessee against all claims for personal injury, death, or property damage in, upon or about the Leased Premises and/or Building. The terms and conditions of such insurance shall be negotiated under provisions of Section 15.

17   RIGHT OF FIRST OFFER

17.1 The Lessee shall, throughout the Term, have a right of first offer on adjacent spaces in the Building (the "ADJACENT SPACE"). Should the Adjacent Space become vacant, the Lessor shall advise immediately the Lessee in writing and the Lessee shall have a period of four (4) weeks to notify the Lessor of its intention to lease the Adjacent Space, failing which this Right of First Offer shall become null and void. The leasing of the Adjacent Space shall be done at the then current net rent for similar term for similar space in similar buildings in St-Laurent at the time of exercise of the Right of First Offer. The term of the lease for the Adjacent Space shall co-terminate with the Term. If the Lessor and the Lessee do not agree on the terms and conditions for the leasing of the Adjacent Space within thirty (30) days of receipt of Lessee's notice, then the Right of First Offer shall become null and void and the Lessor shall have the right to lease the Adjacent Space to any other tenant.

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18.  TAXES

18.1 Lessee shall pay upon demand, any goods and services, sales, business transfer, multi-stage sales, use, consumption, value-added or other similar taxes imposed by the government of Canada, or by any provincial or local government, upon Lessor or Lessee on or in respect of the Lease, the payments made by Lessee hereunder or the goods and services provided by Lessor, including but not limited to the rental of the Leased Premises.

19.  BROKERAGE COMMISSION

19.1 The Lessee represents that the only real estate broker it has engaged in this present transaction is La Capitale Alliance-Commercial Inc. The Lessor will pay the commission resulting from this transaction to La Capitale Alliance-Commercial Inc., as per their agreement. Any other brokerage commission with respect to this transaction shall be borne exclusively by the party who has engaged such broker, and said party will indemnify and hold the other party harmless from any and all claims and costs with respect thereto.

20.  OUTSIDE AREAS

20.1 The Lessee shall not use any part of the exterior parking and loading areas or any other areas outside the Leased Premises for any purpose other than parking, shipping or receiving in the areas designated by the Lessor for same. Notwithstanding the foregoing, the Lessee shall have the right to forty-nine (49) parking stalls and install, at its own expense and in accordance with all relevant municipal codes and by-laws, exterior propane / hydrogen tanks at the rear of the Leased Premises for its exclusive use. The Lessee also reserves the right, with Lessor's approval, to add additional parking spaces along the rear perimeter of the building occupied by the Lessee where there would be no counter indication to the movement of traffic, persons, or other logistical issues.


21.  LANGUAGE

21.1 The parties hereto have required that this agreement and all notices, deeds, documents and other instruments to be given or executed pursuant hereto be drawn up in the English language; les parties aux presentes ont exige que la presente entent ainsi que tous les avis et autres documents a etre donne ou execute en vertu des presentes soient rediges en langue anglais.

THIS OFFER IF NOT EXECUTED BY BOTH PARTIES BY _______________________ ON JANUARY ___, 2001 SHALL BE NULL AND VOID.


Signed in  St-Laurent on this 8th day    Signed  in  St-Laurent  on this 8th day
of January 2001.                         of January 2001.


LES ENTREPRISES H-POWER OF CANADA INC.   GESTION IMMOBILIERE GES-MAR INC.

/s/ Jean-Guy Chouinard                   /s/ Bernard Cote
------------------------------------     ---------------------------------------
Jean-Guy Chouinard, General Manager      Bernard Cote, duly authorized as he
                                         declares

                                   SCHEDULE A
                                 LEASED PREMISES

[GRAPHIC]

                                  SCHEDULE A-1

                       MEASUREMENT OF THE LEASED PREMISES



The Leased Premises are measured (i) from the furthest exterior face of the exterior walls, and the centre line of all interior walls separating the Leased Premises from adjoining leasable premises as designated by Landlord, and/or Common Areas, hereinafter defined, with no deduction for space occupied by projections, structures, or columns, structural or nonstructural where applicable (hereinafter, the "Usable Area"); and (ii) by adding to the square footage obtain in (i) above, a number of square feet corresponding to a proportion of the Common Areas attributed to Tenant, which proportion is calculated as follows:

The proportion comprised by the total Common Area expressed as a percentage of the total Usable Area of the Building (total rentable area of the Building minus total Common Area) multiplied by the Usable Area of the Leased Premises as calculated in (i) above.

For the purpose of these presents "Common Area" means:

            (a) those areas, facilities, utilities, and installations in the Property and the Industrial Park which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Property and the Industrial Park, and

            (b) those areas, facilities, and installations which serve or are for the benefit of the Property and the Industrial Park, whether or not located within, adjacent to, or near the Property and the Industrial Park and which are designated from time to. time by the Landlord as part of the Common Areas of the Property and the Industrial Park. Common Areas include, without limitation, all areas, facilities, utilities, and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other persons permitted by the Landlord in common with others entitled to the use or benefit hereof in the manner for the purposes permitted by the lease.

                                   SCHEDULE B
                 CHARACTERISTICS OF BASE BUILDING AND FINISHINGS

FLOOR COVERINGS

CARPET Commercial carpeting, 28 ounce, including carpet baseboard, one single colour. Choice of colours as per Lessor's SAMPLES.
Or

VINYL TILES             1/8 calibre, 12 inch by 12 inch, Lessor's samples.
                        Choice of colours as per Lessor's samples

DRYWALLS 1/2 inch gyprock walls on metal frames with paper joints, sanded to the ceiling system, ready for painting

DEMISING WALLS 5/8 inch gyprock sheet, each side on metal frames, including 2 feet of insulation, sanded with paper joints from the floor to the concrete support, ready for painting

CEILING: Acoustic tiles, 2 feet by 4 feet, suspended, reverse T, building standard

DOORS & FRAMES:         Birch doors, tinted and varnished, full core, 36 inch x
                        80 inch x 1.75 inch, with birch frame tinted and varnished. Hallway doors.


MAIN ENTRANCE:          Main entrance door in aluminum, to Building standards.

                        The Lessor will install a card access security system at the main entrance to the Leased Premises with 12 contacts or movement detectors installed in locations chosen by the Lessee.

PAINT & DECORATION:     Choice of colours (maximum 2 colours and complete walls)
                        chosen from Lessor's samples.

SPRINKLERS:             Throughout the Leased Premises, with smoke detectors as
                        required by law connected to a fire alarm panel linked to a 24 hour central surveillance system.

TOILETS: Men's washrooms and women's washrooms with ceramic floors and ceramic walls to a height of 4 feet. Colours (complete walls only) of Lessee's choice as per Lessor's samples. Counter with armoire beneath, mirror, sink, cold and hot water, and air evacuation.

BLINDS: Blinds with nickel chains made of Texscreen with 5% opening

HEATING, VENTILATION, & AIR CONDITIONING (HVAC)
                        HVAC system with adjustable control box for each 600 square feet, with thermostat in each zone. Electric baseboard heating on outside perimeter with thermostat for each 25 linear feet of exterior perimeter. The HVAC is centralized and can be programmed "occupied" or "unoccupied" as per the schedule and temperatures determined by the Lessee

                        The capacity of the HVAC system for the office portion is based on the following elements : lighting 2.0 watts per square foot (as per the Energy code of Quebec), electric power for equipment, plugs, etc 1.0 watt per square foot and one (1) person per 100 square feet.

                        For the warehouse portion, natural gas aerothermes will be installed. These aerothermes will also be centrally controlled and can be programmed "occupied" or "unoccupied" as per the schedule and temperatures determined by the Lessee.
ELECTRICITY: LIGHTING:
                        For the office portion, built in fluorescent tube fixtures, 21 x 41, and parabolic lenses up to a maximum of 60 candle feet at desk level. For the warehouse portion, Metal Halide fixtures up to a maximum of 30 candle feet at 3 feet from the floor.

                        Electrical outlets

                        Office standard - 2 double outlets 110 volts, 15 amperes on one circuit. Open areas - 2 double outlets 110 volts, 15 amperes on 1 circuit per 100 square feet of leased open area.
                        Stationery - 2 double outlets 110 volts, 20 amperes on 2 cuircuits
                        Kitchenette - 4 double outlets, 110 volts, 15 amperes on 2 circuits, and 2 double outlets 110 volts, 20 amperes on 2 circuits

                                EXPLANATORY NOTES

ACCESS CONTROL SYSTEM   The system controlling access to the main entrances of
                        the Industrial park includes, but is not limited to, card readers, electronic locks, other complementary door hardware installed, controllers, movement detectors, door contacts, computers and control software, all conduits and necessary wiring for it's proper functioning. All additional equipment added by the Lessee above and beyond that furnished by the Lessor, ( card readers, electronic locks, movement detectors, door contacts, etc) are not included in the definition of Access Control system.

VIDEO SURVEILLANCE SYSTEM
                        The exterior video camera system surveys the front and back of all of the buildings in the Industrial park and is linked to a recording device. The system includes, but is not limited to, the video cameras, the multiplexers, the poles, the computer hardware and software required for control, and all cabling and wiring. ANY ADDITIONAL EQUIPMENT REQUIRED BY THE LESSEE (ADDITIONAL CAMERAS OR MULTIPLEXERS) ARE NOT INCLUDED IN THE ABOVE DEFINITION.

FIRE ALARM SYSTEM       The ionic, smoke, or other detectors controlling the
                        premises of the industrial park along with the sprinkler system.

HVAC SYSTEM             The HVAC system includes:

                        a)    All HVAC equipment and installation
                        b) All conduits, boxes, mixers, diffusers and controls located in the leased premises and elsewhere in the industrial park;
                        c) The spaces in which are located all the common installations for HVAC and all the equipment improvements and services therein.
                        d) All HVAC units located on the roof, in a window, or on a wall
                        e) The power units of fuel systems required for such equipment
                        f) All conduits, air treatment units, and common ventilation, cooling equipment
                        g) All control, supervision, and energy savings systems including the computer software, hardware, thermostats and other equipment required for the system to function.
                        The HVAC system does not include the following:
                        a) Autonomous individual HVAC units installed by the Lessee in the Leased Premises ;
                        b) Air distribution systems installed by the lessee in the Leased Premises
                        c) Conduits, air treatment units, and auxiliary units installed by or for a Lessee or by or for a group of Lessees to respond to its or their specific requirments, or that have to be installed to recycle their own air.

SHIPPING/RECEIVING
DOORS All shipping receiving doors in the warehouse shall be equipped with exterior cushions and dock levellers.

EXTERIOR LANDSCAPING    Parking has to be paved, landcaping and grass